Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED WORLD INVESTMENT SERIES, INC. (the “Corporation”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganization of Federated Intercontinental Fund (a portfolio of Federated Equity Funds) into Federated International Leaders Fund (a portfolio of the Corporation), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		May 18, 2017
J. Christopher Donahue	President and Director (Principal Executive Officer)

/s/ Lori A. Hensler		May 18, 2017
Lori A. Hensler	Treasurer (Principal Financial Officer)

/s/ John T. Collins		May 18, 2017
John T. Collins	Director

/s/ Thomas R. Donahue		May 18, 2017
Thomas R. Donahue	Director

/s/ G. Thomas Hough		May 18, 2017
G. Thomas Hough	Director

/s/ Maureen Lally-Green		May 18, 2017
Maureen Lally-Green	Director

/s/ Peter E. Madden		May 18, 2017
Peter E. Madden	Director

/s/ Charles F. Mansfield, Jr.		May 18, 2017
Charles F. Mansfield, Jr.	Director

/s/ Thomas M. O’Neill		May 18, 2017
Thomas M. O’Neill	Director

/s/ P. Jerome Richey		May 18, 2017
P. Jerome Richey	Director

/s/ John S. Walsh		May 18, 2017
John S. Walsh	Director